Exhibit 10.3
Form of Unit Option Agreement for U.S. Grantees

UNIT OPTION AGREEMENT
OF
MOMENTIVE PERFORMANCE MATERIALS HOLDINGS LLC

THIS AGREEMENT (the “Agreement”), dated as of between MOMENTIVE PERFORMANCE MATERIALS HOLDINGS LLC, a Delaware limited liability company (the “Company”), and the Optionee set forth on the signature page to this Agreement (the “Optionee”).

WHEREAS, the Company, acting through the Committee with the consent of the Company’s Board of Managers (the “Board”) has agreed to grant to the Optionee, effective on the date hereof (the “Grant Date”), an option under the Momentive Performance Materials Holdings LLC 2011 Equity Incentive Plan (the “Plan”) to purchase a number of Common Units on the terms and subject to the conditions set forth in this Agreement and the Plan.

WHEREAS, securities in the Company being acquired pursuant to this Agreement by the Optionee shall be subject to the terms of the Management Investor Rights Agreement.

NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained in this Agreement, the parties hereto hereby agree as follows:

Section 1.    The Plan.
The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of this Agreement shall control. A copy of the Plan may be obtained from the Company by the Optionee upon request. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Plan or the Management Investor Rights Agreement, as the case may be.

Section 2.        Option; Option Price.
Effective on the Grant Date, on the terms and subject to the conditions of the Plan and this Agreement, the Company hereby grants to the Optionee the option (the “Option”) to purchase Common Units at the Option Price and in the amounts set forth on the signature page hereto. To the extent permitted by the Committee, payment of the Option Price may be made in any manner specified by Section 5.6 of the Plan.

Section 3.        Term.
The term of the Option (the “Option Term”) shall commence on the Grant Date and expire on the tenth anniversary of the Grant Date, unless the Option shall have sooner been terminated in accordance with the terms of the Plan (including, without limitation, Article V of the Plan) or this Agreement.

Section 4.        Vesting.
Subject to the Optionee’s not having a Termination of Relationship prior to the applicable vesting date and except as otherwise set forth in Section 7, the Options shall become non-forfeitable and exercisable (any Options that shall have become non-forfeitable and exercisable pursuant to this Section 4, the “Vested Options”) in percent ( %) increments on each of , , , and . Upon a Complete Change in Control (other than in connection with a Qualified Public Offering) (such date, the “Option Acceleration Date”), 100% of the Options which have not theretofore become Vested Options and which are scheduled to vest on each of the remaining vesting dates set forth in the previous sentence will vest on the ( ) month anniversary of such Option Acceleration Date, provided that the Optionee remains in continuous employment with or service to the Company or a Subsidiary for the ( ) month period following such Option Acceleration Date; provided, however, that in the event that the Participant has a Termination of Relationship during the period of time following the date of such Option Acceleration Date and prior to the ( ) month anniversary of such Option Acceleration Date, as a result of his or her death, Disability, termination from employment or services by the Company or a Subsidiary without Cause or resignation from employment or services with Good Reason, 100% of the Options shall vest on the date of such Termination of Relationship.

All decisions by the Committee with respect to any calculations pursuant to this Section 4 (absent manifest error), including the Committee’s determination of whether and the date on which a Complete Change in Control or an Option Acceleration Date occurs shall be final and binding on the Optionee. Except as otherwise provided herein, all unvested Options will immediately terminate upon a Termination of Relationship (after giving effect to any vesting in connection with such Termination of Relationship).

Section 5.        Restriction on Transfer/Management Investor Rights Agreement.
The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee, except (i) if permitted by the Board or the Committee, (ii) by will or the laws of descent and distribution or (iii) pursuant to beneficiary designation procedures approved by the Company. The Option shall not be subject to execution, attachment or similar process. Common Units acquired pursuant to the exercise of Options hereunder will be subject to the Management Investor Rights Agreement. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions of this Agreement or the Management Investor Rights Agreement shall be null and void and without effect.

Section 6.        Optionee’s Employment.
Nothing in this Agreement or in the Option shall confer upon the Optionee any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries, as the case may be, in its sole discretion, to terminate the Optionee’s employment or to increase or decrease the Optionee’s compensation at any time.

Section 7.        Termination.
(a)     The Vested Option, if any, shall automatically terminate and shall become null and void, be unexercisable and be of no further force and effect upon the earliest of:

(i)    the tenth anniversary of the Grant Date;

(ii)    the 180th day following the Termination of Relationship in the case of a Termination of Relationship for death or Disability;

(iii)    the 90th day following the Termination of Relationship in the case of a Termination of Relationship without Cause or by the Optionee for any reason; and

(iv)    the day of the Termination of Relationship in the case of a Termination of Relationship with Cause.

(b)    Upon a Termination of Relationship for any reason, the unvested portion of the Option (i.e., that portion which does not constitute Vested Options) shall terminate on the date the Termination of Relationship occurs.

(c)    Notwithstanding anything to the contrary herein, upon receipt of payment by the Optionee following a Realization Event, pursuant to Section 10.3 of the Plan, the Option shall terminate.

Section 8.        Securities Law Representations.
The Optionee hereby represents and warrants to the Company as set forth on Attachment A hereto.

Section 9.        Designation of Beneficiary.
The Optionee may appoint any individual or legal entity in writing as his beneficiary to receive any Option (to the extent not previously terminated or forfeited) under this Agreement upon the Optionee’s death or Disability. The Optionee may revoke his designation of a beneficiary at any time and appoint a new beneficiary in writing. To be effective, the Optionee must complete the designation of a beneficiary or revocation of a beneficiary by written notice to the Company under Section 11 of this Agreement before the date of the Optionee’s death. In the absence of a beneficiary designation, the legal representative of the Optionee’s estate shall be deemed the beneficiary.

Section 10.        Condition Precedent; Manner of Exercise of Option.

As a condition precedent to the exercise of Vested Options, the Optionee must execute an Adoption Agreement agreeing to become bound to the terms of the Management Investor Rights Agreement. In addition, the Optionee must satisfy all terms and conditions applicable to the exercise of such Vested Options, including, without limitation, all notice and payment requirements set forth in Article V of the Plan.

Section 11.        Notices.
All notices, claims, certifications, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

If to the Company, to:

Momentive Performance Materials Holdings LLC
180 E. Broad St.
Columbus, OH 43215
Attention: General Counsel

with a copy (which shall not constitute notice) to:

Apollo Management, L.P.
9 West 57th Street
43rd Floor
New York, New York 10019
Facsimile: (212) 515-3267
Attention:

If to the Optionee, to him at the address set forth on the signature page hereto or at his electronic mail address at the Company; or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or other communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (b) in the case of  nationally-recognized overnight courier, on the next business day after the date sent, (c) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted and (e) in the case of email, on the date of delivery.

Section 12.        Waiver of Breach.
The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

Section 13.        Optionee’s Undertaking.
The Optionee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement and the Plan; provided, however, that such additional actions and documents are consistent with the terms of this Agreement.

Section 14.        Modification of Rights.
The rights of the Optionee are subject to modification and termination in certain events as provided in this Agreement and the Plan (with respect to the Options granted hereby). Notwithstanding the foregoing, the Optionee’s rights under this Agreement and the Plan may not be materially impaired without the Optionee’s prior written consent.

Section 15.        Governing Law.
THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

Section 16.        Restrictive Covenants.
The grant, vesting and exercise of Options pursuant to this Agreement shall be subject to the Optionee’s continued compliance with the restrictive covenants in Section 6 of the Management Investor Rights Agreement.

Section 17.        Withholding.
As a condition to exercising this Option in whole or in part, the Optionee will pay, or make provisions satisfactory to the Company for payment of, any Federal, state and local taxes required to be withheld in connection with such exercise.

Section 18.        Adjustment.
In the event of any event described in Article X of the Plan occurring after the Grant Date, the adjustment provisions (including cash payments) as provided for under Article X of the Plan shall apply.

Section 19.        Counterparts.
This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

Section 20.        Entire Agreement.
This Agreement and the Plan (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto. Without limiting the generality of the previous sentence, the Optionee specifically agrees and acknowledges that any right that he may have to require the Company to purchase Common Units acquired through exercise of all or any portion of the Option or otherwise put all or any portion of the Option or Common Units so acquired to the Company is not applicable to the Option.

Section 21.        Severability.
It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 22.        Waiver of Jury Trial.
Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, trial by jury in any suit, action or proceeding arising hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Unit Option Agreement as of the date first written above.

THE COMPANY:

Momentive Performance Materials Holdings LLC

By:_____________________________________
Name:
Title:

THE OPTIONEE:

See attached signature page

OPTIONEE

______________________________
Name:

Address: ____________________________
____________________________________
____________________________________

Number of Common Units
subject to Options:

Option Price:    $ each

Date of Grant:

CONSENT OF SPOUSE
In consideration of the execution of the foregoing Unit Option Agreement by Momentive Performance Materials Holdings LLC, I, _____________________________, the spouse of the Optionee therein named, do hereby join with my spouse in executing the foregoing Unit Option Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.
Dated:    ____________, ______

Signature of Spouse

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